Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 8, 2011 included in this Registration Statement on Form S-1/A of FluoroPharma Medical, Inc. (formerly known as FluoroPharma, Inc.) and to the reference to us under the heading “Experts” in such Registration Statement.

/s/BehlerMick PS
BehlerMick PS
Spokane, Washington
October 3, 2011